Exhibit 23.1

Onestop Assurance PAC
Co. Registration No.: 201823302D 10 Anson Road #06-15 International Plaza Singapore, 079903 Email: audit@onestop-ca.com Website: www.onestop-ca.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Form F-1 of our report dated May 15, 2025, relating to the consolidated financial statements of U Power Limited, appearing in its Annual Report on Form 20-F for the year ended December 31, 2024.

We also consent to the reference to our firm under the heading “Experts” in this registration statement.

/s/ Onestop Assurance PAC

Singapore
August 19, 2025